Exhibit 10.3

Debt-to-Equity Conversion Agreement

Agreement No.: KNWZG-201909____

Party A: Jiangxi Kenongwo Technology Co., Ltd.

Party B: ___________ [Name of the Creditor]

Party C: Kenongwo Group US, INC

In accordance with the provisions stipulated in the Contract Law of People’s Republic of China, Company Law of People’s Republic of China and other relevant laws and regulations, the three contracting parties hereby, regarding the conversion of debts which Party A owes to Party B into the equity shares of Party C to be held by Party B, conclude this agreement through friendly negotiation and on the principle of equity, reciprocity and valuable consideration;

I.	Relationships Between the Parties

1.	There exists a debtor-creditor relationship between Party A and Party B, with Party B being the creditor.

2.	Party A is a Chinese company that is wholly-owned by Party C, a company that is duly incorporated in the United States and holds 100% of the shares of Party A.

II.	Confirmation of the Debt

1.	As a debtor of Party B, Party A owes Party B RMB yuan (in words: RMB ) of debt in total for the time being.

2.	Party A hereby acknowledges the foregoing debt.

III.	Arrangement of the Debt-to-Equity Conversion

1.	The three contracting parties, namely Party A, Party B and Party C, hereby give their assents to the conversion of debts which Party A owes to Party B into the equity shares of Party C to be held by Party B after a consensus is reached.

2.	The number of the equity shares of Party C to be held by Party B when the debts that Party A owes to Party B are converted shall be ____________ shares.

3.	Party A and Party C shall, for the conversion of debts into equity shares, go through all the formalities the expenses of which along with the taxation shall be paid by Party A and Party C.

4.	Party B shall be divested of the rights and interests concerning the capacity as a creditor to Party A as from the date when this agreement takes effect. Correspondingly, Party A shall allot and issue the shares, the number of which shall be as agreed herein, to Party B on such time and under such a procedure as is in line with the normal process of allotment and issuance.

IV.	Jurisdiction

1.	The three parties to this agreement agree that this agreement shall be governed by the laws of the People’s Republic of China.

2.	Any disputes among three contracting parties shall be first settled through the negotiation, after which there may not be a consensus that can be reached, in which case, a lawsuit shall be filed with the court for the place where Party A is situated.

V.	Miscellaneous

1.	This agreement shall not become effective until all the three parties have appended hereto the signatures or seals of them or representatives authorized by them.

2.	This agreement is made and entered into as of ______________ in _____________.

Party A: ____________________

Authorized Representative: Zhang Yuhua

(Jiangxi Kenongwo Technology Co., Ltd.)

Party B: __________________

Identification No.:_______________________

Party C: _______________________

Authorized Representative: ______________